Exhibit 99

News

Media Contact:	Southern Company Media Relations
404-506-5333 or 1-866-506-5333
southerncompany.com

Investor Relations Contact:
Scott Gammill
404-506-0901
sagammil@southernco.com
August 1, 2024

Southern Company reports second-quarter 2024 earnings

ATLANTA – Southern Company today reported second-quarter earnings of $1.2 billion, or $1.10 per share, in 2024 compared with earnings of $838 million, or 77 cents per share, in the second quarter of 2023. For the six months ended June 30, 2024, Southern Company reported earnings of $2.3 billion, or $2.13 per share, compared with $1.7 billion, or $1.56 per share, for the same period in 2023.

Excluding the items described under “Net Income – Excluding Items” in the table below, Southern Company earned $1.2 billion, or $1.10 per share, during the second quarter of 2024, compared with $868 million, or 79 cents per share, during the second quarter of 2023. For the six months ended June 30, 2024, excluding these items, Southern Company earned $2.3 billion, or $2.13 per share, compared with $1.7 billion, or $1.59 per share, for the same period in 2023.

Non-GAAP Financial Measures	Three Months Ended June		Year-to-Date June
Net Income – Excluding Items (in millions)	2024	2023	2024	2023
Net Income – As Reported	$1,203	$838	$2,332	$1,700
Less:
Estimated Loss on Plants Under Construction	17	(3)	14	(4)
Tax Impact	(18)	1	(17)	1
Loss on Extinguishment of Debt	—	—	—	(5)
Tax Impact	—	—	—	1
Estimated Loss on Qualifying Infrastructure Plant	—	(38)	—	(38)
Tax Impact	—	10	—	10
Net Income – Excluding Items	$1,204	$868	$2,335	$1,735
Average Shares Outstanding – (in millions)	1,096	1,092	1,095	1,092
Basic Earnings Per Share - Excluding Items	$1.10	$0.79	$2.13	$1.59

NOTE: For more information regarding these non-GAAP adjustments, see the footnotes accompanying the Financial Highlights page of the earnings package.

Adjusted earnings drivers for the second quarter of 2024, as compared with the same period in 2023, were higher utility revenues, partially offset by increased interest expense, depreciation and amortization, and income taxes.

Second-quarter 2024 operating revenues were $6.5 billion, compared with $5.7 billion for the second quarter of 2023, an increase of 12.4%. For the six months ended June 30, 2024, operating revenues were $13.1 billion, compared with $12.2 billion for the corresponding period in 2023, an increase of 7.2%.

“Southern Company businesses performed well during the second quarter of 2024,” said Chairman, President and CEO Christopher C. Womack. “We are pleased with our business fundamentals, and the economies in our service territories, especially those within our Southeastern service footprint, remain strong with continuing customer growth and robust economic development.”

Southern Company’s second-quarter earnings slides with supplemental financial information are available at investor.southerncompany.com.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern Time today, during which Womack and Chief Financial Officer Daniel S. Tucker will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at investor.southerncompany.com. A replay of the webcast will be available on the site for 12 months.

About Southern Company
Southern Company (NYSE: SO) is a leading energy provider serving 9 million customers across the Southeast and beyond through its family of companies. Providing clean, safe, reliable and affordable energy with excellent service is our mission. The company has electric operating companies in three states, natural gas distribution companies in four states, a competitive generation company, a leading distributed energy company with national capabilities, a fiber optics network and telecommunications services. Through an industry-leading commitment to innovation, resilience and sustainability, we are taking action to meet customers’ and communities’ needs while advancing our goal of net zero greenhouse gas emissions by 2050. Our uncompromising values ensure we put the needs of those we serve at the center of everything we do and are the key to our sustained success. We are transforming energy into economic, environmental and social progress for tomorrow. Our corporate culture and hiring practices have earned the company national awards and recognition from numerous organizations, including Forbes, The Military Times, DiversityInc, Black Enterprise, J.D. Power, Fortune, Human Rights Campaign and more. To learn more, visit southerncompany.com.

###

Southern Company
Financial Highlights
(In Millions Except Earnings Per Share)

	Three Months Ended June		Year-To-Date June
Net Income – As Reported	2024	2023	2024	2023
Traditional Electric Operating Companies	$1,192	$823	$2,012	$1,433
Southern Power	86	85	182	187
Southern Company Gas	108	85	517	393
Total	1,386	993	2,711	2,013
Parent Company and Other	(183)	(155)	(379)	(313)
Net Income – As Reported	$1,203	$838	$2,332	$1,700

Basic Earnings Per Share(1)	$1.10	$0.77	$2.13	$1.56
Average Shares Outstanding	1,096	1,092	1,095	1,092

Non-GAAP Financial Measures	Three Months Ended June		Year-To-Date June
Net Income – Excluding Items	2024	2023	2024	2023
Net Income – As Reported	$1,203	$838	$2,332	$1,700
Less:
Estimated Loss on Plants Under Construction(2)	17	(3)	14	(4)
Tax Impact	(18)	1	(17)	1
Loss on Extinguishment of Debt(3)	—	—	—	(5)
Tax Impact	—	—	—	1
Estimated Loss on Qualifying Infrastructure Plant(4)	—	(38)	—	(38)
Tax Impact	—	10	—	10
Net Income – Excluding Items	$1,204	$868	$2,335	$1,735

Basic Earnings Per Share – Excluding Items	$1.10	$0.79	$2.13	$1.59
See Notes on the following page.

Southern Company
Financial Highlights

Notes
(1)Dilution is not material in any period presented. Diluted earnings per share was $1.09 and $2.12 for the three and six months ended June 30, 2024, respectively, and $0.76 and $1.55 for the three and six months ended June 30, 2023, respectively.
(2)Earnings for the three and six months ended June 30, 2024 include a pre-tax credit to income of $21 million ($16 million after tax) related to the estimated probable loss on Plant Vogtle Units 3 and 4 reflecting a revision to Georgia Power Company's total project capital cost forecast resulting from a reduction in remaining expected site demobilization costs and other contractor obligations. Additionally, earnings for the three and six months ended June 30, 2024 include a $14 million income tax charge related to the remeasuring of deferred tax assets associated with the previously recognized estimated probable loss on Plant Vogtle Units 3 and 4 due to a change in the State of Georgia corporate tax rate. Further charges and/or credits may occur; however, the amount and timing are uncertain. Earnings for the three and six months ended June 30, 2024 and 2023 also include charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries), and tax impacts related to Mississippi Power Company's integrated coal gasification combined cycle facility project in Kemper County, Mississippi. Mississippi Power Company expects to incur additional pre-tax period costs to complete dismantlement of the abandoned gasifier-related assets and site restoration activities, including related costs for compliance and safety, asset retirement obligation accretion, and property taxes, net of salvage, totaling approximately $15 million annually through 2025.
(3)Earnings for the six months ended June 30, 2023 include costs associated with the extinguishment of debt at Southern Company. Similar transaction costs may occur in the future at Southern Company or one of its unregulated subsidiaries; however, the amount and timing of any such costs are uncertain.
(4)Earnings for the three and six months ended June 30, 2023 include a pre-tax charge of $38 million ($28 million after tax) for an estimated loss at Southern Company Gas associated with an Illinois Commerce Commission disallowance related to its review of the Qualifying Infrastructure Plant (QIP) capital investments by Nicor Gas for calendar year 2019 under the QIP Rider, or Investing in Illinois program. Further charges may occur; however, the amount and timing of any such charges are uncertain.

Southern Company
Significant Factors Impacting EPS

	Three Months Ended June			Year-To-Date June
	2024	2023	Change	2024	2023	Change
Earnings Per Share –
As Reported(1)	$1.10	$0.77	$0.33	$2.13	$1.56	$0.57

Significant Factors:
Traditional Electric Operating Companies			$0.34			$0.53
Southern Power			—			(0.01)
Southern Company Gas			0.02			0.11
Parent Company and Other			(0.03)			(0.05)
Increase in Shares			—			(0.01)
Total – As Reported			$0.33			$0.57

	Three Months Ended June			Year-To-Date June
Non-GAAP Financial Measures	2024	2023	Change	2024	2023	Change
Earnings Per Share –
Excluding Items	$1.10	$0.79	$0.31	$2.13	$1.59	$0.54

Total – As Reported			$0.33			$0.57
Less:
Estimated Loss on Plants Under Construction(2)			—			—
Loss on Extinguishment of Debt(3)			—			—
Estimated Loss on Qualifying Infrastructure Plant(4)			0.02			0.03
Total – Excluding Items			$0.31			$0.54
See Notes on the following page.

Southern Company
Significant Factors Impacting EPS

Notes
(1)Dilution is not material in any period presented. Diluted earnings per share was $1.09 and $2.12 for the three and six months ended June 30, 2024, respectively, and $0.76 and $1.55 for the three and six months ended June 30, 2023, respectively.
(2)Earnings for the three and six months ended June 30, 2024 include a pre-tax credit to income of $21 million ($16 million after tax) related to the estimated probable loss on Plant Vogtle Units 3 and 4 reflecting a revision to Georgia Power Company's total project capital cost forecast resulting from a reduction in remaining expected site demobilization costs and other contractor obligations. Additionally, earnings for the three and six months ended June 30, 2024 include a $14 million income tax charge related to the remeasuring of deferred tax assets associated with the previously recognized estimated probable loss on Plant Vogtle Units 3 and 4 due to a change in the State of Georgia corporate tax rate. Further charges and/or credits may occur; however, the amount and timing are uncertain. Earnings for the three and six months ended June 30, 2024 and 2023 also include charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries), and tax impacts related to Mississippi Power Company's integrated coal gasification combined cycle facility project in Kemper County, Mississippi. Mississippi Power Company expects to incur additional pre-tax period costs to complete dismantlement of the abandoned gasifier-related assets and site restoration activities, including related costs for compliance and safety, asset retirement obligation accretion, and property taxes, net of salvage, totaling approximately $15 million annually through 2025.
(3)Earnings for the six months ended June 30, 2023 include costs associated with the extinguishment of debt at Southern Company. Similar transaction costs may occur in the future at Southern Company or one of its unregulated subsidiaries; however, the amount and timing of any such costs are uncertain.
(4)Earnings for the three and six months ended June 30, 2023 include a pre-tax charge of $38 million ($28 million after tax) for an estimated loss at Southern Company Gas associated with an Illinois Commerce Commission disallowance related to its review of the Qualifying Infrastructure Plant (QIP) capital investments by Nicor Gas for calendar year 2019 under the QIP Rider, or Investing in Illinois program. Further charges may occur; however, the amount and timing of any such charges are uncertain.

Southern Company
EPS Earnings Analysis

Description	Three Months Ended June 2024 vs. 2023	Year-To-Date June 2024 vs. 2023

Retail Sales	1¢	5¢

Retail Revenue Impacts	24	41

Weather	14	20

Wholesale and Other Operating Revenues	4	7

Non-Fuel Operations and Maintenance Expenses(1)	(2)	(2)

Depreciation and Amortization	(4)	(6)

Interest Expense and Other	—	(6)

Income Taxes	(3)	(6)

Total Traditional Electric Operating Companies	34¢	53¢

Southern Power	—	(1)

Southern Company Gas	—	9

Parent Company and Other	(3)	(6)

Increase in Shares	—	(1)

Total Change in EPS (Excluding Items)	31¢	54¢

Estimated Loss on Plants Under Construction(2)	—	—

Loss on Extinguishment of Debt(3)	—	—

Estimated Loss on Qualifying Infrastructure Plant(4)	2	3

Total Change in EPS (As Reported)	33¢	57¢
See Notes on the following page.

Southern Company
EPS Earnings Analysis

Notes
(1)Excludes gains/losses on asset sales, which are included in "Interest Expense and Other." Includes non-service cost-related benefits income.
(2)Earnings for the three and six months ended June 30, 2024 include a pre-tax credit to income of $21 million ($16 million after tax) related to the estimated probable loss on Plant Vogtle Units 3 and 4 reflecting a revision to Georgia Power Company's total project capital cost forecast resulting from a reduction in remaining expected site demobilization costs and other contractor obligations. Additionally, earnings for the three and six months ended June 30, 2024 include a $14 million income tax charge related to the remeasuring of deferred tax assets associated with the previously recognized estimated probable loss on Plant Vogtle Units 3 and 4 due to a change in the State of Georgia corporate tax rate. Further charges and/or credits may occur; however, the amount and timing are uncertain. Earnings for the three and six months ended June 30, 2024 and 2023 also include charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries), and tax impacts related to Mississippi Power Company's integrated coal gasification combined cycle facility project in Kemper County, Mississippi. Mississippi Power Company expects to incur additional pre-tax period costs to complete dismantlement of the abandoned gasifier-related assets and site restoration activities, including related costs for compliance and safety, asset retirement obligation accretion, and property taxes, net of salvage, totaling approximately $15 million annually through 2025.
(3)Earnings for the six months ended June 30, 2023 include costs associated with the extinguishment of debt at Southern Company. Similar transaction costs may occur in the future at Southern Company or one of its unregulated subsidiaries; however, the amount and timing of any such costs are uncertain.
(4)Earnings for the three and six months ended June 30, 2023 include a pre-tax charge of $38 million ($28 million after tax) for an estimated loss at Southern Company Gas associated with an Illinois Commerce Commission disallowance related to its review of the Qualifying Infrastructure Plant (QIP) capital investments by Nicor Gas for calendar year 2019 under the QIP Rider, or Investing in Illinois program. Further charges may occur; however, the amount and timing of any such charges are uncertain.

Southern Company
Consolidated Earnings
As Reported

	Three Months Ended June			Year-To-Date June
	2024	2023	Change	2024	2023	Change
	(in millions)			(in millions)
Retail electric revenues:
Fuel	$1,061	$1,006	$55	$2,072	$2,056	$16
Non-fuel	3,425	2,853	572	6,355	5,402	953
Wholesale electric revenues	627	605	22	1,198	1,203	(5)
Other electric revenues	210	209	1	409	399	10
Natural gas revenues	831	852	(21)	2,538	2,728	(190)
Other revenues	309	223	86	537	440	97
Total operating revenues	6,463	5,748	715	13,109	12,228	881
Fuel and purchased power	1,254	1,190	64	2,448	2,482	(34)
Cost of natural gas	149	199	(50)	754	1,097	(343)
Cost of other sales	167	128	39	298	255	43
Non-fuel operations and maintenance	1,409	1,489	(80)	2,881	2,929	(48)
Depreciation and amortization	1,182	1,112	70	2,327	2,222	105
Taxes other than income taxes	384	340	44	780	734	46
Estimated loss on Plant Vogtle Units 3 and 4	(21)	—	(21)	(21)	—	(21)
Total operating expenses	4,524	4,458	66	9,467	9,719	(252)
Operating income	1,939	1,290	649	3,642	2,509	1,133
Allowance for equity funds used during construction	51	70	(19)	109	135	(26)
Earnings from equity method investments	31	29	2	77	78	(1)
Interest expense, net of amounts capitalized	694	610	84	1,358	1,192	166
Other income (expense), net	151	142	9	302	286	16
Income taxes	290	98	192	513	194	319
Net income	1,188	823	365	2,259	1,622	637
Net loss attributable to noncontrolling interests	(15)	(15)	—	(73)	(78)	5
Net income attributable to Southern Company	$1,203	$838	$365	$2,332	$1,700	$632
Certain prior year data may have been reclassified to conform with current year presentation.

Southern Company
Kilowatt-Hour Sales and Customers

	Three Months Ended June				Year-To-Date June
	2024	2023	% Change	Weather Adjusted % Change	2024	2023	% Change	Weather Adjusted % Change
	(in millions)				(in millions)
Kilowatt-Hour Sales

Total Sales	49,897	48,003	3.9%		96,426	94,729	1.8%

Total Retail Sales	37,007	34,969	5.8%	0.6%	72,261	68,351	5.7%	1.1%
Residential	11,889	10,695	11.2%	(1.0)%	23,765	21,326	11.4%	0.1%
Commercial	12,666	11,826	7.1%	2.8%	24,140	22,708	6.3%	3.3%
Industrial	12,318	12,317	—%	—%	24,086	24,040	0.2%	0.2%
Other	134	131	2.1%	1.9%	270	277	(2.4)%	(3.0)%

Total Wholesale Sales	12,890	13,034	(1.1)%	N/A	24,165	26,378	(8.4)%	N/A

					Period Ended June
					2024	2023	% Change
					(in thousands)
Regulated Utility Customers

Total Regulated Utility Customers					8,873	8,800	0.8%
Traditional Electric Operating Companies					4,518	4,463	1.2%
Southern Company Gas					4,355	4,337	0.4%

Southern Company
Financial Overview
As Reported

	Three Months Ended June			Year-To-Date June
	2024	2023	% Change	2024	2023	% Change
	(in millions)			(in millions)
Southern Company –
Operating Revenues	$6,463	$5,748	12.4%	$13,109	$12,228	7.2%
Earnings Before Income Taxes	1,478	921	60.5%	2,772	1,816	52.6%
Net Income Available to Common	1,203	838	43.6%	2,332	1,700	37.2%

Alabama Power –
Operating Revenues	$1,873	$1,689	10.9%	$3,664	$3,336	9.8%
Earnings Before Income Taxes	471	337	39.8%	889	591	50.4%
Net Income Available to Common	369	312	18.3%	702	568	23.6%

Georgia Power –
Operating Revenues	$2,875	$2,391	20.2%	$5,273	$4,567	15.5%
Earnings Before Income Taxes	954	563	69.4%	1,470	911	61.4%
Net Income Available to Common	762	471	61.8%	1,199	767	56.3%

Mississippi Power –
Operating Revenues	$364	$311	17.0%	$706	$702	0.6%
Earnings Before Income Taxes	76	44	72.7%	136	115	18.3%
Net Income Available to Common	61	40	52.5%	111	98	13.3%

Southern Power –
Operating Revenues	$524	$525	(0.2)%	$997	$1,033	(3.5)%
Earnings Before Income Taxes	84	76	10.5%	108	108	—%
Net Income Available to Common	86	85	1.2%	182	187	(2.7)%

Southern Company Gas –
Operating Revenues	$831	$852	(2.5)%	$2,538	$2,728	(7.0)%
Earnings Before Income Taxes	144	114	26.3%	691	525	31.6%
Net Income Available to Common	108	85	27.1%	517	393	31.6%
See Financial Highlights pages for discussion of certain significant items occurring during the periods.